AGREEMENT AND PLAN OF MERGER, dated as of June 16, 1997 (the "Agreement"), among Consumer Health Network, Inc. a New Jersey corporation ("CHN" or the "Seller"), CHN Acquisition Corp., a New Jersey corporation ("Newco") and Complete Management, Inc., a New York corporation ("Complete").

                                   WITNESSETH:

      WHEREAS, the respective Boards of Directors of each of Newco, Complete and Seller deem it desirable and in the best interests of their respective corporations and shareholders that Seller merge with and into Newco (the "Merger") in accordance with this Agreement and the applicable laws of the State of New Jersey;

      NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                      MERGER OF SELLER WITH AND INTO NEWCO

      1.01  Merger and Surviving Corporation.

            (a) Pursuant to the applicable laws of the State of New Jersey, on the Effective Date (as hereinafter defined) Seller shall merge with and into Newco, and Newco shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist under the provisions of the Business Corporation Act of New Jersey ("BCA"). The name of the Surviving Corporation shall be Consumer Health Network, Inc. The separate existence of Seller shall cease upon the Effective Date (as defined below).

            (b) The Certificate of Incorporation of Newco, shall (as amended to change the name of Newco to Consumer Health Network, Inc.), from and after the Effective Date, be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the BCA.

            (c) The By-Laws of Newco shall, from and after the Effective Date, be the By-Laws of the Surviving Corporation, until altered or amended in accordance with the BCA or as provided herein.

      1.02 Effectiveness of the Merger. In the event that all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall either have been satisfied or waived, a Certificate of Merger under the applicable provisions of the BCA substantially in the form annexed hereto as Exhibit B, (the "Merger Certificate"), shall be delivered for filing as soon as practicable following the Closing Date (as defined below) to the Secretary of State of New Jersey and shall become effective upon the acceptance of the filing of such Merger Certificate by said Secretary State, which date shall be the "Effective Date" for purposes of this Agreement and which date shall be as soon as practicable after the Closing.

      1.03 Conversion of Seller Stock and Newco Stock. The manner and basis of converting the shares of capital stock of Seller and Newco shall be as follows:

            (a) Each of the 100 common shares, par value $.01 per share, of Newco (the "Newco Stock"), issued and outstanding at the Effective Date and all rights with respect thereto shall, by reason of and simultaneous with the Merger and without any action on the part of the holder thereof, be unaltered, and shall continue to be the sole issued and outstanding shares of Newco's capital stock immediately following the Effective Date.

            (b) (i) All of the common shares, no par value, of Seller (the "Seller Common Stock") issued and outstanding at the Effective Date and all rights with respect thereto shall, by reason of and simultaneous with the Merger and without any action on the part of the holders thereof be canceled and converted into a right to receive in the aggregate the Consideration (as defined below).

                  (ii) Immediately following the Effective Date each of the shareholders of the Seller set forth on Exhibit A hereto (collectively, the "Shareholders") shall be entitled, upon the surrender to Newco of such certificates of Seller Common Stock as shall represent all of his shares of such stock, properly endorsed, to receive the percentage of the Consideration as is set forth next to such Shareholder's name under the column headed Applicable Percentage on Exhibit A (the "Applicable Percentage").

                  (iii) All rights with respect to shares of Seller Common Stock shall cease and terminate at the Effective Date, notwithstanding that any certificates evidencing said shares of Seller's Common Stock shall not have been surrendered to Newco, and the holders of said shares shall have no interest in or claims against the Surviving Corporation arising out of the ownership of such shares of Common Stock, except for the right to receive the Consideration for such Common Stock in accordance with the terms hereof.

            (c) Immediately following the Effective Date, any and all options or other rights to acquire any shares of the capital stock or other equity security of Seller shall be canceled and shall thereafter be void and of no further force and effect.

      1.04 Directors and Officers of the Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of Steven Rabinovici, David Jacaruso, Arthur Goldberg and one person designated by Seller (the "Seller Director") and reasonably acceptable to Complete, all as set forth on Schedule
1.04 hereto, which Directors shall hold office from and after the Effective Date, in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Notwithstanding the foregoing, during the Adjustment Period (defined below) the Seller Director shall not be removed or replaced, except by a majority in interest of the Shareholders. The officers of the Surviving Corporation shall be those persons set forth on
Schedule 1.04 hereto; provided, however, that the listing of such persons on said Schedule 1.04 shall not be deemed to constitute an employment agreement with the Surviving Corporation or any other entity or any assurance as to future employment. Such persons shall continue to hold their respective offices until such time as their successors shall have been duly appointed and qualified.

      1.05 Tax Treatment The parties acknowledge that the merger will be treated as a sale of assets from CHN to Newco for federal, state and local income tax purposes and CHN, Shareholders, Newco and Complete each hereby agree to report the transaction as a sale of assets from CHN to Newco for federal, state and local income tax purposes. The obligation to pay sales and similar transfer taxes which may be payable with respect to the consummation of the transactions contemplated by this Agreement shall be borne by Newco.

                                   ARTICLE II

                             CONSIDERATION; CLOSING

      2.01 Consideration. The "Consideration" to be received by the Shareholders of Seller in the Merger shall consist of the "First Consideration" as determined in accordance with Section 2.04 hereof and the "Additional Consideration" as determined in accordance with Section 2.05 hereof.

      2.02 Payment of Consideration. The manner and time of payment of the First Consideration shall be as provided in Section 2.04 hereof and the manner and time of payment of the Additional Consideration shall be as provided in Section
2.05 hereof.


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

      2.03 Definitions. As used in this Article II and elsewhere in this Agreement, the following terms shall have the following respective meanings:

            (a) "Adjustment Period" shall mean the period beginning on July 1, 1997 and ending on June 30, 1998

            (b) "Closing Price of Complete Common Stock" for any given trading day shall mean the closing price per share of the common stock, par value $.001 of Complete ("Complete Common Stock") as quoted in the Wall Street Journal American Stock Exchange Composite Transactions Table for such day or if shares of Complete Common Stock are not listed on the American Stock Exchange on such day the closing price per share of Complete Common Stock in the then primary market for shares of Complete Common Stock on such day.

            (c) "Company Business" shall mean the business of Seller as conducted either directly or indirectly through Newco or any successor company to Newco during the Adjustment Period.

            (d) "Company Earnings" shall mean the net income, computed on an accrual basis, of the Company Business for the relevant period determined in accordance with generally accepted accounting principles, consistently applied, after depreciation and amortization of intangibles, but excluding amortization of goodwill created in this transaction or depreciation of any increase in asset basis as a result of this transaction and prior to any accrual for, or payment of, any federal, state or local taxes measured by such net income, all as determined by the independent public accountants who examine and report on the consolidated financial statements of Complete and its subsidiaries. Notwithstanding that the same may not be in accordance with generally accepted accounting principles, the following principles shall apply to the determination of Company Earnings: (i) Company Earnings shall not include any gains or losses on the sale or other disposition of any fixed assets; (ii) Company Earnings shall not include any general corporate overhead of Complete or management fees to Complete; and (iii) charges for services provided to or on behalf of the Company Business by or on behalf of Complete or any affiliate of Complete (such as fees for audit and legal service or for insurance) shall be chargeable to Company Earnings but shall not be greater than the charges which the Company Business would reasonably have had to pay for such services if they were rendered by an unaffiliated third party. In determining Company Earnings for the Adjustment Period there shall not be deducted from income any additional expenses incurred which are not consistent with those incurred by the Seller in the operation of the Company Business prior to the Closing. For purposes of determining Company Earnings for the Adjustment Period, it shall be assumed that the Company Business has been operated only in the usual, regular and ordinary manner and consistent with past practices and no expenses or other items which constitute a material departure from past business practices such as, by way of example, and not by way of limitation, marketing or other material expenses incurred to change or expand the lines of business or expand the areas or states in which the Company Business operates, shall be deducted from income.

      2.04 First Consideration. The First Consideration shall be $8,000,000, payable in cash, and $4,000,000 payable in shares of Complete Common Stock, valued as set forth below, both payable on the Effective Date by Complete to the Shareholders against the delivery to Newco of all of the outstanding shares of Seller Common Stock; provided however that the cash portion of the First Consideration shall be reduced by the amount, if any, by which stockholders equity, before giving effect to the Merger is less than $3.4 million at closing. The amount of such reduction shall be initially determined based upon a preliminary balance sheet as of the Closing to be delivered by Seller to Complete at the Closing and adjusted by additional payment by Complete or refund by the Shareholders, as the case may be, based upon a final closing balance sheet of Seller at such date to be prepared as soon as practicable after Closing.

      2.05 Additional Consideration. The Shareholders shall be entitled to receive, and Complete shall pay to the Shareholders, as "Additional Consideration" the following:

      (a) Within thirty (30) days after the determination of Company Earnings for Adjustment Period, the Shareholders shall be paid Additional Consideration, if any, in an amount equal to five (5) times the Company Earnings in excess of $2,600,000, but in no event more than an aggregate of $1,000,000. The determination of Company Earnings shall be made within ninety (90) days of the end of the Adjustment Period. The Shareholders or their designated accountant shall be provided with any and all documents reasonably requested and/or shall have the right to review the documents and materials used in connection with the determination of Company Earnings after the determination by the Company of such earnings.

      (b) The Additional Consideration shall be payable either in cash, or at the election of Complete, in shares of Complete Common Stock, valued as set forth below.

      2.06  Determination of Consideration.

      (a) For purposes of determining the First Consideration, the value of Complete Common Stock shall be the average Closing Price of Complete Common Stock for the first ten (10) of the twenty 20 trading days preceding the Closing. For purposes of determining the Additional Consideration, the value of Complete Common Stock shall be the average Closing

Price of Complete Common Stock for the first ten (10) of the twenty (20) trading days preceding the end of the Adjustment Period.

      (b) Each Shareholder shall be entitled to that portion of the First Consideration and Additional Consideration as shall be equal to such Consideration multiplied by such Shareholder's Applicable Percentage.

      (c) If the Shareholders object to either (i) a reduction in the First Consideration pursuant to Section 2.04 hereof or (ii) the amount of Additional Consideration payable to them pursuant to Section 2.05 hereof, they shall have a right to request an audit of the financial statements upon which such amounts are based. Any such audit shall be jointly performed by Purchaser's regularly employed independent public accountant and an independent public accountant designated by the Shareholders; provided, however, that in the event that such accounting firms cannot agree as to amounts, then such firms shall agree upon a third firm with no prior relationship to either of the parties hereto or to either of such accounting firms and the decision of such third firm shall prevail. Complete and the Shareholders shall each bear the cost of its accountant and such parties shall share the cost of the third accountant.

      2.07 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022 at 2:00 P.M. on the day following the date on which all of the conditions set forth in Articles VIII and IX hereof have been satisfied or waived, or at such other place, date or time as shall be mutually agreed on by the Seller and Complete (such time and such date or such other agreed upon time and date is called the "Closing Date"). The parties agree that if the Closing shall not have occurred on or before June 16, 1997, either

CHN or Complete may terminate this Agreement by written notice to each of the parties hereto.

                                   ARTICLE III

                             [intentionally omitted]

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller hereby represents and warrants to and agrees with Newco and Complete as follows:

      4.01 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with full power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. The Seller is duly qualified to do business and, except as forth on Schedule 4.01, is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business of the Seller taken as a whole (a "Material Adverse Effect"). The jurisdictions in which Seller is so qualified are set forth on Schedule 4.01.

      4.02 Capitalization of Seller. The total authorized capital stock of Seller consists of 1,000,000 shares of common stock, no par value, of which 1,564 shares are issued and outstanding. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all appropriate federal and state securities laws.

      4.03 Subsidiaries of Seller. The Seller has no subsidiaries nor owns any equity interest in any corporation, partnership or other entity.

      4.04 Options, Etc. Except as set forth on Schedule 4.04, the Seller has outstanding (a) no option, warrant or other right to purchase, acquire or convert into any shares of its capital stock or other equity securities, or (b) no other agreement or right (preemptive, contractual or otherwise) to issue or sell any such shares of its capital stock or other equity securities.

      4.05 No Restrictions on Securities. Except as set forth on Schedule 4.05, and except as may be contemplated hereby, the Seller is not a party to any agreement (a) creating rights in any person with respect to shares of its capital stock or (b) relating to the voting of shares of its capital stock on any matter.

      4.06 Authority and Compliance. The Seller has full corporate power and authority and has obtained all necessary authorizations and approvals by its Board of Directors to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to approval by the Shareholders. Seller will seek the unanimous written consent of its Shareholders within two (2) days of the execution hereof and will advise Complete if such consent has not been obtained within five (5) days of such execution. Subject to receipt of Shareholder approval, this Agreement has been duly and validly executed and delivered on behalf of the Seller and constitutes a valid obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. Except for the Certificate of Merger and as otherwise contemplated hereby and as set forth on
Schedule 4.06 no consent,
authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by the Seller in connection with the execution, delivery and performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller, except for any which if not obtained would not have a Material Adverse Effect.

      4.07 Certificate of Incorporation; By-Laws. The Seller has previously furnished to Newco and Complete true, complete and correct copies of (a) the Certificate of Incorporation, as amended to date, of the Seller and (b) the By-Laws, as currently in effect, of the Seller.

      4.08 No Conflict. Except as set forth on Schedule 4.08, the performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any contract or other agreement or instrument to which Seller is a party or by which Seller or any of its properties or assets is bound, or (ii) the articles of incorporation or by-laws of the Seller, or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to the Seller and which, if breached or violated would have a Material Adverse Effect..

      4.09 Compliance with Law. Except as set forth on Schedule 4.09, the Seller, and its use and occupancy of its assets and properties wherever located, are both in substantial compliance with all, and not in material violation of any, regulation of the Health Care Finance Administration ("HCFA"), except for violations caused by unknowing reliance on misinformation provided by medical practice clients, or of any other applicable law, statute or ordinance, or any order, rule or regulation of any governmental agency or body to which the

Seller or its business, operations, assets or properties is subject, involving, specifically any Government Regulation with respect to the licensure or operation of a preferred provider network in New Jersey, New York or Connecticut, and which would not have a Material Adverse Effect nor has the Seller received any claim or notice that it is in violation of any of the foregoing or failed to obtain or to substantially adhere to the requirements of any material government license, permit or authorization necessary to the ownership, possession, use or occupancy of its assets and properties or to the conduct of its business which would have a Material Adverse Effect. All governmental permits, licenses and authorizations utilized by Seller in the ownership or possession of the assets and properties of the Seller or to the operation of the business of the Seller is set forth in Schedule 4.09.

      4.10  Financial Statements.

            (a) Schedule 4.10(a) contains copies of the audited financial statements of the Seller for each of the three years ended December 31, 1994, December 31, 1995, and December 31, 1996 (the "Financial Statements"). The Financial Statements are true and correct, have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") and present fairly, in all material respects, the financial position of the Seller as of such dates, and the results of its operations and cash flows for each of the years then ended.

            (b) Schedule 4.10(b) contains copies of the unaudited financial statements of the Seller for the 4 months ended April 30, 1997 (the "Interim Statements"). The Interim Statements are true and correct have been prepared substantially in accordance with GAAP and consistent with all interim statements for the current year and the prior year's audited statements (reflecting all adjustments thereto consistent with adjustments required or permitted in audited financial statements prepared strictly in accordance with GAAP) except that such statements contain no financial statement notes. The Interim Statements present fairly, in all material respects, the financial position of the Seller as of April 30, 1997 and the results of its operations and cash flows for the 4 month period then ended.

            (c) Except as set forth on Schedule 4.10(c), as at the date of the Interim Statements, except (i) as reflected in the Interim Statements; (ii) as not required to be reflected in the Interim Statements substantially in accordance with GAAP and consistent with all interim statements for the current year and the prior year's audited statements (reflecting all adjustments thereto consistent with adjustments required or permitted in audited financial statements prepared strictly in accordance with GAAP) except that such statements contain no financial statement notes, or (iii) as provided in the Schedules referred to in this Agreement or not required to be disclosed therein by reason of term or amount or other qualifications, the Seller at such date did not have any liabilities or obligations of any kind or nature whatsoever, whether known, unknown, absolute, accrued, contingent or other.

      4.11 Books and Records. The books of account and other financial records of the Seller are complete and correct in all material respects and are maintained in accordance with good business practices, and accurately reflect the basis for the preparation of the Financial Statements and the Interim Statements.

      4.12 Real Property. The Seller does not own any real property.

      4.13 Assets and Properties. Except as set forth on Schedule 4.13, the Seller has good and marketable title to all of its personal property reflected in the Interim Statements or acquired by it subsequent thereto (except for such property sold or otherwise disposed of in the ordinary course of business since such date), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, leases, subleases, licenses and other encumbrances of any kind or nature whatsoever except liens reflected on the Financial Statements or the Interim Statements, liens for taxes not yet due and payable and liens which do not, individually or in the aggregate, materially impair the value or use of such property or the ability of the Seller to conduct its business as now conducted.

      4.14 Condition of Assets and Properties. All tangible assets and properties owned or used by the Seller in its business are in good operating condition and repair (normal wear and tear excepted) and are usable in the ordinary course of the business of the Seller as previously conducted and all computer hardware has been serviced and maintained by qualified vendors.

      4.15 Receivables. All accounts receivable reflected on the Financial Statements, and all accounts receivable acquired or created by the Seller subsequent to the date thereof to and including the Closing Date (the "New Receivables") arose and/or will arise from bona fide transactions in the ordinary course of business. All accounts receivable reflected on the Financial Statements and all New Receivables as shall exist on the Closing Date, in excess of a reserve of $130,000 with respect to accounts receivable shown on the Financial Statements and a reserve equal to 8% of the aggregate amount of New Receivables (the "Net Receivables") will be collected in full within 18 months following the Closing Date for workers' compensation and automobile no-fault receivables and nine months following the Closing Date for all other receivables. If less than the Net Receivables are collected, within such time periods, then the underage shall be charged to the Escrow Fund to be established by the Shareholders (the "Escrow Fund"). If the underage, or any portion thereof, is recovered by Complete from the Escrow Fund and additional receivables are then collected, Complete shall pay to the Shareholders an amount equal to such additional collection, but no more than the recovery from the Escrow Fund. If more than the Net Receivables are collected within such time periods then the excess collections shall be paid to the Shareholders. Any amounts to be paid by Complete hereunder shall be paid within 19 months after the Closing.

      4.16 Absence of Certain Events. Except as set forth on Schedule 4.16, or as otherwise contemplated by this Agreement, since December 31, 1996, the Seller has not:

            (a) amended its Certificate of Incorporation or By-Laws:

            (b) changed its authorized capital stock or issued or sold, or purchased, redeemed or otherwise acquired, or issued any rights to subscribe for, or warrants to purchase, or entered into any agreement, commitment or obligation (including, without limitation, any convertible securities) to issue, sell, purchase, redeem or otherwise acquire, any shares of its capital stock, or made any declaration or any payment or distribution of any dividend or any other distribution with respect to its capital stock;

            (c) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice;

            (d) sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice;

            (e) created, incurred, assumed or guaranteed any indebtedness for money borrowed (other than in the ordinary course of business consistent with past practice), or mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance any of its assets or properties;

            (f) made any amendment or termination of any material contract, commitment or agreement to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it, in each case other than in the ordinary course of business consistent with past practice, or waived any rights of material value, whether or not in the ordinary course of business;

            (g) other than in the ordinary course of business consistent with past practice, or as required by law or any Contract (as hereafter defined) or Employee Plan (as hereafter defined) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled;

            (h) made any capital expenditure or capital addition or betterment (including any capitalized lease transaction) except such which were made in the ordinary course of business consistent with past practice and which do not exceed $25,000 in amount in the aggregate;

            (i) changed any of the accounting principles followed by it or the methods of applying such principles; or

            (j) entered into any material transaction or operated other than in the ordinary course of business consistent with past practice.

      4.17 Taxes and Tax Returns. Seller is a Sub Chapter S Corporation and pays no federal income taxes. The amounts established as liabilities or reserves for taxes on the Financial Statements and the Interim Statements are sufficient for the payment of all state and local taxes and all employment and payroll-related taxes, including any penalties or interest thereon, whether or not based upon or measured by income of the Seller accrued for or applicable to all periods ended on or prior to the date of the Interim Statements. The Seller has (i) duly made all deposits required by law to be made with respect to employees' withholding taxes; (ii) duly filed (subject to any extensions of time to file any tax returns which the Seller has duly availed itself of) with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property tax returns and all other tax returns which were required to be filed, all of which properly reflect the taxes owed by them for the periods covered thereby, and they have paid, or established adequate liabilities or reserves for the payment of, all taxes shown to be due on such returns; and
(iii) not received any notice of assessment or deficiency or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with such tax returns which has not been satisfied in full and there is no pending tax examination of or tax claim asserted against the Seller. None of the federal income tax returns of the Seller has ever been audited by the Internal Revenue Service. No agreement for the extension of time or waiver of the statute of limitations for the assessment of any tax deficiency or adjustment for any year is in effect as against the Sellers. True, correct and complete copies of all federal, state and local income and/or franchise tax returns filed by the Seller since January 1, 1995 have previously been made available to Complete and Newco.

      4.18 Patents, Trademarks, Copyrights, Etc. Schedule 4.18 contains a complete and correct list of all patents, patent rights, patent applications, material licenses, trademarks, trademark applications, trade names, copyrights, material computer software and similar rights

(collectively "Rights") currently owned or used by the Seller in the conduct of the business of the Seller, indicating, where applicable, the registered and beneficial owner and the expiration date thereof. Except as indicated on
Schedule 4.18, the Seller owns or validly licenses all Rights and other proprietary information utilized in the conduct of its business as currently being conducted and the Seller's Rights and the conduct of the business of the Seller as currently conducted does not conflict with valid Rights of others in any way.

      4.19 Legal Proceedings, Etc. Except as set forth on Schedule 4.19 hereto, there are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or to the best of Seller's knowledge, threatened by, or against the Seller, or affecting its business or any of its assets or properties, whether or not covered by insurance, or specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind nor are there any facts which are likely give rise to any claim, action, suit, proceeding, arbitration or investigation affecting the Seller, its business or any of its assets or properties.

      4.20 Customers; Suppliers; Adverse Conditions. Except as set forth on
Schedule 4.20, there has not, since January 1, 1996, been any termination, cancellation, modification or expiration of, nor to the best of Seller's knowledge any threatened termination, cancellation, modification, a notice of non-renewal of any contract relating to the business relationship of the Seller with (a) any of the ten (10) largest customers of the Seller, (b) any of the major suppliers of the Seller, (c) more than 10% of the hospitals whose services are offered by Seller in each of New York, New Jersey or Connecticut and (d) more than 10% of the medical practitioners whose services are offered in each of New Jersey, New York or Connecticut.

Also set forth on Schedule 4.20 are the ten largest customers of the Seller for the year ended December 31, 1996, indicating the name of each such customer and the volume of such business during 1995 and 1996.

      4.21 Insurance. Schedule 4.21 contains a list all policies or binders of fire, liability, errors and omissions, vehicular, title and other insurance held by or on behalf of the Seller. The policies and binders included in Schedule
4.21 are in full force and effect, are valid, binding and enforceable in accordance with their terms. There is no default by the Seller with respect to any material provision contained in any such policy or binder nor has there been any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. No notice of cancellation or nonrenewal of any such policy or binder has been received or to the best knowledge of Seller, threatened..

      4.22 Schedules of Assets; Properties; Customers; Suppliers. Set forth on
Schedule 4.22 are complete and accurate lists of the following:

            (a) All machinery, vehicles, equipment and software owned by the Seller and material to the Seller's business;

            (b) All machinery, vehicles, equipment and software under lease or license to the Seller and material to the Seller's business, together with the identity of the lessor or the annual rental or fees and unexpired lease term for any such leased property;

            (c) All real property and interests in real property (including the location thereof and the description of any structures located thereon) under lease to the Seller, together with the annual rental and unexpired lease term and identity of the lessor;

            (d) All entities or persons to whom the Seller has paid aggregate fees to, and/or made aggregate purchases of goods or services from, in excess of $50,000 during the year ended December 31, 1996;

            (e) All affiliated or related party entities or persons to whom Seller has paid fees (other than employee compensation), purchased goods or services or leased real estate or equipment during the year ended December 31, 1996; and

            (f) All potential material contracts or agreements in active process of negotiation which are not otherwise described on any other Schedule hereto.

      4.23 Contracts and Commitments.

            (a) Except as listed and described on Schedule 4.23, or any other Schedule annexed hereto, the Seller is not a party to any:

                  (i) Contract (as defined below) with any present or former shareholder, director, officer, employee or consultant (including, without limitation, any employment agreement);

                  (ii) Contract for the future purchase of, or payment for, supplies, products, insurance or financial instruments involving annual payment in excess of $50,000 or for the performance of services by a third party involving annual payment in excess of $25,000;

                  (iii) Contract to sell or supply products or to perform services involving receipt by the Seller of consideration in excess of $125,000 annually;

                  (iv) lease under which the Seller is the lessor or lessee relating to either real or personal property and involving annual payments by or to the Seller in excess of $10,000;

                  (v) Contract or Contracts for the borrowing of money or a line of credit, or for a guarantee, pledge or undertaking of the indebtedness of any other person;

                  (vi) factoring agreement or agreement for the assignment of receivables;

                  (vii) Contract with respect to any Rights;

                  (viii) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for all capital projects are in excess of $50,000;

                  (ix) Contract limiting or restraining in any respect the Seller from engaging or competing in any lines of business or with any person;

                  (x) Contract requiring the Seller to loan money to any person in the future; or

                  (xi) other Contract involving more than (a) five percent (5%) of the Seller's revenues for 1996 or (b) expenses in excess of $125,000 per item or in the aggregate. As used in the Agreement, the term "Contract" includes any mortgage, indenture, agreement, license, contract, commitment or lease.

            (b) Except as may be otherwise set forth on Schedule 4.23, with respect to each of the Contracts listed on any Schedule to this Agreement, (i) such Contract is valid and enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles,
(ii) the Seller is in compliance with the provisions thereof in all material respects, (iii) no other party is in default in the performance, observance or fulfillment of any material obligations, covenant or condition contained therein and (iv) no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Seller. Except as set forth on Schedule 4.23, the transactions as contemplated by this Agreement, will not (i) result in the automatic termination of any Contract listed on any Schedule to this Agreement; or (ii) result in the automatic acceleration or amendment of any of the terms of any such Contract; or (iii) give rise to a right in any party to unilaterally amend the terms of, or terminate, any such Contract.

            4.24 Officers and Directors, Employees, Powers of Attorney and Certain Authorized Persons. Set forth on Schedule 4.24 are complete and accurate lists of the following:

            (a) the names of all current directors and the names and offices of all current officers of the Seller;

            (b) the names, current annual compensation and current address of the principal place of employment, of all present directors, officers and employees of the Seller whose compensation is in excess of $50,000 per annum, together with a statement of the full amount of any remuneration paid to each such person during the year ended December 31, 1996;

            (c) the names of all persons holding powers of attorney from the Seller and a summary statement of the terms thereof;

            (d) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Seller;

            (e) all safes, vaults and safe deposit boxes maintained by or on behalf of the Seller and the names of all persons authorized to have access thereto; and

            (f) all bank accounts of the Seller and the names of all persons who are authorized signatories with respect to such accounts.

      4.25 Preferred Provider Network. Seller operates a preferred provider network (a "PPN") in the states of New Jersey, New York and Connecticut.
Schedule 4.25 sets forth the number of hospitals and medical practices comprising such PPN in each of New Jersey, New York and Connecticut during 1996 and at April 30, 1997. Schedule 4.25 also includes the forms of agreement generally used by the Seller with medical practices and a sub-schedule of the material economic terms of its agreements with hospitals comprising its network in New Jersey, New York and Connecticut.

      4.26 Interests in Property or Activities of the Sellers. Except as set forth on Schedule 4.26, no Shareholder has any (direct or indirect) interest (a) in any property, real or personal, tangible or intangible, used in the business of the Seller or (b) in any Person which conducts business with the Seller.

      4.27 Employee Benefit Plans. (a) Set forth on Schedule 4.27 is a summary of each bonus, incentive, deferred compensation, profit sharing, pension, retirement, disability, hospitalization, life insurance, health benefit, medical reimbursement, vacation, sick pay, severance pay or other plan, program, arrangement or agreement (whether written or oral) maintained by the Seller or any other person relating to Seller's business and providing benefits to any of the employees of the Seller ("Employee Plans").

            (b) Set forth on Schedule 4.27 is the total amount of cumulative fringe benefits to which employees of the Seller have accrued entitlement as of April 30, 1996. All amounts required by the provisions of any Employee Plan and applicable law to be contributed to any Employee Plan, have been or will be contributed to such Employee Plan through the

Closing Date, no contribution being disproportionately large compared to any prior contribution.

            (c) None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Sellers have never at any time contributed to a "multiemployer plan." All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and the Seller has performed all material obligations required to be performed by it under, and are not in default under or in violation of, any of the Employee Plans. Each Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") has heretofore been determined by the Internal Revenue Service (the "IRS") to so qualify, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code. As of the date hereof, the Seller has not incurred any "withdrawal liability" within the meaning of
Section 4201 of ERISA with respect to any Employee Plan. There are no actions, suits or claims pending, or threatened, or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. None of the transactions contemplated herein will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting, or increase in benefits with respect to any employee, former employee or director of the Seller. None of the Employee Plans nor any of the trusts relating thereto has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA. No
person has engaged in any transaction involving any Employee Plan which is a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

            (d) The Seller has provided Complete with true and correct copies of all Employee Plans, any related trusts and the most recent IRS determination letters with respect to each Employee Plan intended to qualify under Section 401(a) of the Code. The Seller has provided Complete with true and correct copies of all actuarial reports, and all filings with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation prepared during the past two
(2) years with respect to all of the Employee Plans.

            (e) None of the Employee Plans provides post-retirement medical or life insurance coverage with respect to the current or former employees of the Seller, other than those contemplated under paragraph (f) below.

            (f) The Seller fully complied with the continuation coverage requirements set forth under Part 6 of Title 1 of ERISA so that no tax under
Section 4980B of the Code would result.

      4.28 Finder. There is no firm, corporation, agency or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with any of the Shareholders, the Seller or any of its directors, officers, employees or shareholders, except as set forth on Schedule 4.27. All such fees and commissions shall be accrued on Seller's Interim Financial Statements

      4.29 Full Disclosure. The Seller with respect to any representation or warranty made individually by it whether in this Agreement or in any document to be delivered by the Seller pursuant hereto, further represent and warrant that such representation and warranties do not contain or will not contain any untrue statement of a material fact or fail or will fail to state any material fact necessary to make any statement herein or therein not materially misleading.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF NEWCO AND COMPLETE

      Newco and Complete hereby, jointly and severally, represent and warrant to the Seller and the Shareholders as follows:

      5.01 Organization and Good Standing.

            (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. The total authorized capital stock of Newco consists of 100 shares of Common Stock par value $.001 per share. The outstanding shares of capital stock of Newco consist of 100 shares of common stock, par value $.001, all of the which are owned by Complete. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all federal and state securities laws.

            (b) Complete is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it.

      5.02 Authority and Compliance. Each of Newco and Complete has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Newco and Complete of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of each of Newco and Complete and constitutes a valid obligation of each of Newco and Complete, enforceable in accordance with its terms. Except for the Certificate of Merger and for filings and/or approvals under applicable securities laws, no consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by Newco or Complete in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      5.03 No Conflict. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any contract or other agreement or instrument to which Newco or Complete is a party or by which Newco or Complete or any of their properties or assets is bound, or
(ii) the articles of incorporation or by-laws of Newco or Complete or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to Newco or Complete.

      5.04 Complete Documents. Complete has delivered to the Shareholders true, correct and complete copies of the Commission Reports (as defined in the agreement of even date herewith among the parties hereto and the shareholders of the Seller). The Commission Reports, at the respective date of their filing with the Commission, did not contain any untrue statement of a material fact and did not fail to state any material fact necessary in order to make any statement made therein, in the light of the circumstances under which they were made, not misleading.

      5.05 Absence of Certain Events. Except as may be disclosed in the Commission Reports, since December 31, 1996 there has not been any change in the financial condition or in the nature of the business or operations of Complete, which has had or which might have a materially adverse effect on its business, operations, assets, properties or prospects.

      5.06 Complete Stock. All of the shares of Complete Common Stock to be issued to the Shareholders as contemplated by this Agreement will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and assuming the accuracy of the Shareholders' investment representation, issued in compliance with all federal and state securities laws and free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

      5.07 Full Disclosure. No representation or warranty made by Complete or Newco in this Agreement or in any document to be delivered by Complete or Newco pursuant hereto contains, or will contain, any untrue statement of a material fact or fails, or will fail, to state any material fact necessary to make any statement herein or therein not materially misleading.

      5.08 Business, Liabilities, etc. Newco has conducted no business, has incurred no liabilities or become subject to any liens or encumbrances and has no assets other than the cash received in payment of the par value of its outstanding shares.

      5.09 Securities Filings. Complete is registered under the Securities Exchange Act of 1934 (the 'Exchange Act") and is required to file reports thereunder. As of the date hereof Complete is current in its filings and will remain current for at least two (2) years after the Closing. The reports filed under the Exchange Act do not contain any untrue statement of a material fact nor do they fail to state any material fact necessary to make any statement therein not materially misleading.

                                   ARTICLE VI

                             COVENANTS OF THE SELLER

      The Seller covenants and agrees with Newco and Complete as follows:

      6.01 Conduct of Business Until Closing Date. Except as contemplated by this Agreement, from and after the date hereof until the Closing Date, the Seller will:

            (a) operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, to (i) preserve the present business organization intact, (ii) use its best efforts to keep available the services of their present officers and significant employees unless the Seller determined it to be in the best interests of the Seller to terminate their relationship with such persons and (iii) use their best efforts to preserve the present business relationships with customers, suppliers, and others having business dealings with the Seller;

            (b) use its best efforts to maintain all properties necessary for the conduct of their business in substantially the same condition as they now are (reasonable wear and tear excepted) and maintain in full force and effect insurance with responsible companies comparable in amount, scope and coverage to that in effect on the date of this Agreement;

            (c) maintain its books, records and accounts in the usual, regular and ordinary manner on a basis consistent with prior periods;

            (d) duly comply with all laws known to be applicable to them and material to the conduct of its business;

            (e) perform all of its material obligations without default unless being contested in good faith;

            (f) neither (i) amend or change the Articles of Incorporation or the By-Laws of the Seller; (ii) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the stock or assets of, any other entity; (iii) sell, lease or otherwise transfer any significant part of its assets other than in the ordinary course of business consistent with past practice, nor (iv) change the character of its business;

            (g) neither (i) increase the number of shares of capital stock or other equity securities of the Seller issued and outstanding nor (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of capital stock of the Seller;

            (h) neither (i) declare, pay or make any dividend or other distribution or payment in respect of the outstanding shares of capital stock of the Seller other than a dividend to be declared which will not reduce Shareholders' Equity at the Closing to less than an amount reasonably acceptable to Complete nor (ii) purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Seller;

            (i) neither (i) encumber, mortgage, or subject to lien any of their properties or assets other than in the ordinary course of business; (ii) convey, transfer or acquire any material asset or property other than in the ordinary course of business; nor (iii) enter into any contract or undertaking relating to, or pay or promise to pay, any bonus, profit-sharing, or special compensation to any employee or director or make any increase in the compensation payable or to become payable to any employee or director other than in the ordinary course of business, or pursuant to a Contract or Employee Plan;

            (j) neither (i) incur any debt nor (ii) modify, change or terminate any of the Contracts disclosed on any Schedule to this Agreement, other than in the ordinary course of business and except to provide compensation to a Board Member in connection with this transaction which compensation shall be accrued on the Interim Financial Statements;

            (k) neither (i) change the banking arrangements described in
Schedule 4.24 other than in the ordinary course nor (ii) grant any power of attorney; and

            (l) not enter into any employment agreement not terminable by the Seller on thirty (30) days notice or less without cost or liability.

      6.02 Access. The Seller shall, upon prior notice, afford to Complete and its representatives free and full access during regular business hours to all of the books, records, contracts, documents, key personnel and properties of the Seller. The Seller will use its best efforts to cause the key employees, accountants, attorneys and other representatives of the Seller to cooperate fully with Complete and to make full disclosure to Complete of all material facts affecting the business properties and financial condition of the Seller, as Complete shall reasonably request.

                                   ARTICLE VII

                             [intentionally omitted]

                                  ARTICLE VIIA

                         COVENANTS OF NEWCO AND COMPLETE

      Complete and Newco hereby jointly and severally covenant and agree that until June 30, 1998 (i) Complete shall operate the Seller's Business as a separate and distinct profit center and shall maintain separate books of account and other financial records for the Seller's Business, and (ii) that the Seller's Business shall be operated on a day-to-day basis in substantially the same manner in which it has been operated prior to the date hereof, and (iii) that it shall provide D&O insurance to the Seller Director on similar terms as the Directors appointed by Complete.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF

                               NEWCO AND COMPLETE

      The obligations of Newco and Complete pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that Newco and Complete may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

      8.01 Accuracy of Representations and Warranties. The representations and warranties of the Seller and the Shareholders contained in this Agreement or any other document delivered to Newco or Complete at the Closing in connection with this Agreement or in any other agreement by the Shareholders dated even date herewith shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

      8.02 Performance of Agreements. The Seller and the Shareholders shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

      8.03 Litigation, etc.

            (a) No claim, action, suit, proceeding, arbitration, or hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

            (b) No law, regulation or decree shall have been adopted or promulgated after the date hereof, the enforcement of which would have a Material Adverse Effect; and no law, regulation or decree shall have been adopted or promulgated after the date hereof, the enforcement of which would materially adversely affect Newco and Complete's ability to consummate the transactions contemplated by this Agreement.

      8.04 Approvals; Consents. All material approvals, consents, waivers, filings, (other than the Certificate of Merger) registrations, permits, authorizations or other actions required in connection with the Merger or which may be required on account of the change in ownership of the Seller shall have been obtained or made, including approvals from landlords with respect to all material premises occupied by Seller, approvals with respect to the change in ownership from all lessors of material equipment utilized by Seller in the conduct of the Seller's Business and approval with respect to the continued operation by Newco of a PPN in each of New Jersey, New York and Connecticut.

      8.05 Opinion of Counsel. Newco and Complete shall have received from Lowenstein, Sandler, Kohl, Fisher & Boylan, counsel to the Seller, an opinion addressed to Newco and Complete, dated the Closing Date in the form annexed hereto as Schedule 8.05

      8.06 Good Standing Certificates. Complete shall have received certificates of the Secretary of State of New Jersey, New York and Connecticut, each dated within thirty (30) days before the Closing Date, certifying, respectively, that the Seller is validly existing and in good standing under the laws of the state of New Jersey and is in good standing in New York and Connecticut.

      8.07 Actions, Proceedings, etc. All actions, proceedings, instruments and documents from Seller and Shareholders required to carry out the transactions contemplated by this Agreement and all other related legal matters shall be reasonably satisfactory to Complete and its counsel; and Complete shall have been furnished by the Sellers and Shareholders with such other instruments and documents as it shall have reasonably requested.

      8.08 Casualty; Condemnation. Subsequent to the date hereof and prior to the Closing Date, no material portion of the physical operating assets of Seller shall have been destroyed or damaged (whether or not such entity is insured against such loss) and no material portion of such physical operating assets shall have been taken by condemnation or eminent domain or made the subject of any condemnation or eminent domain proceeding, nor shall any such proceeding be threatened.

      8.09 Financial Statements; Consents.

            (a) Prior to the Closing Date, Complete shall have receive a report from Arthur Andersen & Co. that the Financial Statements are in form satisfactory to meet the rules, regulations and requirements of the Securities and Exchange Commission with respect to financial statements required to be included in any registration statement to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and/or any report to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that the audit procedures undertaken by J.H. Cohn, LLP ( the "Seller Accountants") in connection with the preparation of their report on the Financial Statements shall be reasonably satisfactory to Arthur Andersen LLP. Complete shall direct Arthur Andersen & Co. to act expeditiously in the matter in order to consummate the transactions contemplated hereby within the time set forth in Section 2.06, above.

      (b) Prior to the Closing Date, the Seller Accountants shall have delivered to Complete and Newco a letter (i) indicating that they understand that the Audited Financial Statements may be included in a registration statement filed by Complete under the Securities Act and (ii) agreeing with Complete that subject to their prompt performance of any required procedures and subject to payment by Complete of their reasonable fees in connection with their performing such required procedures, they will promptly execute such consents as may be required in connection with the inclusion of the Audited Financial Statements in any registration statement to be filed under the Securities Act or report under the Exchange Act.

      8.10 Employment Agreements. Newco shall have entered into employment agreements, or reached satisfactory understandings with respect to continued employment, with each of the key officers or employees of Seller identified on
Schedule 8.10.

      8.11 Preferred Provider Network Information. Seller shall have delivered to Newco and Complete a copy of the provider directory for the PPN and schedules, reasonably satisfactory to them, providing the following information:

      (a) the medical practice specialty of each medical practitioner currently in Seller's PPN;

      (b) whether or not any practitioner in the PPN has had his professional license suspended or revoked since the most recent edition of the provider directory;

      (c) all disciplinary proceedings or action now pending against practitioners in the PPN or the results of any such proceedings determined within the past year.

The information specified above can be based upon written information provided to Seller from the practitioner. Seller shall have no liability for such information, except where it knows that such information is untrue or inaccurate, provided that Seller transfers to Newco any transferable rights or claims it has against the medical practice provider for misinformation or non-disclosure.

      8.12 Other Agreements. The Shareholders shall have executed an indemnification agreement dated even date herewith.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                         THE SELLER AND THE SHAREHOLDERS

      The obligations of the Seller and the Shareholders under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Seller and the Shareholders may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

      9.01 Accuracy of Representations and Warranties. The representations and warranties of Newco and Complete contained in this Agreement, the Other Agreement or any other document delivered by Newco or Complete to the Sellers or the Shareholders at the Closing or in any other agreement dated the date hereof in connection with this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

      9.02 Performance of Agreements. Newco and Complete shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

      9.03 Litigation, etc. No claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending (and no action or-investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      9.04 Opinion of Counsel to Complete. The Seller shall have received from Morse, Zelnick, Rose & Lander, LLP, counsel to Newco and Complete, a favorable opinion addressed to the Seller, dated the Closing Date in the form annexed hereto as Schedule 9.05.

      9.05 Actions, Procedures, etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall be reasonably satisfactory to the Seller and its counsel; and the Seller shall have been furnished with such other instruments and documents as it shall have reasonably requested.

      9.06 Material Adverse Change. There shall not have been, and on the Closing Date there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in any material adverse change in the condition (financial or otherwise) of the assets, results of operation, business or prospects of Newco or Complete.

                                    ARTICLE X

                             [intentionally omitted]

                                   ARTICLE XI

                             [intentionally omitted]

                                   ARTICLE XII

                               GENERAL PROVISIONS

      12.01 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations. If any claim for indemnity has been timely made but has not been resolved by the parties prior to the expiration of the applicable time period of survival them, and in such event, such claim shall survive until finally resolved.

      12.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including all accounting, auditing and legal fees hereby shall be paid by the party incurring such expense.

      12.03 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person or by facsimile and dispatch by first class mail,(b) the day following dispatch by an overnight courier service (such as Federal, Express or UPS, etc.) or (c) three (3) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

      If to Newco or
      Complete addressed to:              Complete Management, Inc.
                                          254 West 31st Street
                                          New York, New York 10001
                                          Attn: Steven  Rabinovici,
                                          Chief Executive Officer
                                          Fax: (212) 594-3176

      with a copy to:                     Morse, Zelnick, Rose & Lander, LLP
                                          450 Park Avenue
                                          New York, New York 10022
                                          Attn: George Lander, Esq.
                                          Fax: (212) 838-9190

      If to a Shareholder addressed to:   the address or facsimile
                                          number set forth below such
                                          Shareholder's name on Exhibit A.

      with a copy to:                     Lowenstein, Sandler, Kohl,
                                          Fisher & Boylan
                                          65 Livingston Avenue
                                          Roseland, NJ 07068
                                          Attn: John MacKay, II, Esq.
                                          Fax:  (201) 992-5820

      If to CHN addressed to:             Consumer Health Network, Inc.
                                          17 Flintlock Court
                                          Bernardsville, NJ 07924
                                          Attn:  John F. O'Connor
                                          Fax:  (908) 766-4275

      with a copy to:                     Lowenstein, Sandler, Kohl,
                                          Fisher & Boylan
                                          65 Livingston Avenue
                                          Roseland, NJ 06068
                                          Attn: John MacKay, II, Esq.
                                          Fax:  (201) 992-5820

or such other address as any of the parties shall hereafter notify the other parties in writing.

      12.04 Assignability and Amendments. This Agreement and the rights and obligations created hereunder shall not be assignable by any of the parties. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.

      12.05 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings except for an agreement among the parties hereto and the Shareholders.

      12.06 Waivers, Remedies. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

      12.07 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings (including, without limitation, Article headings and Section titles) are inserted for convenience of reference only and shall not affect its meaning or interpretation.

      12.08 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

      12.09 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer rights on any Person or to indicate that this Agreement has been entered into for the benefit of any Person, other than the parties hereto.

      12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      12.11 Connecticut Qualification. Seller agrees that it shall pay or establish a reserve for the payment of any unpaid taxes or penalties or filing fees necessary to bring Seller into good standing in Connecticut.

                 [balance of this page intentionally left blank]

      12.11 Binding Effects. This Agreement shall be binding upon and incur to the benefit of the parties hereto, their successors, legal representatives and assigns.

                              COMPLETE MANAGEMENT, INC.


                              by: /s/ Dennis Simmons
                                  ------------------------------------
                                  Dennis Simmons, Executive Vice President

                              CHN ACQUISITION CORP.


                              by: /s/ Dennis Simmons
                                  ------------------------------------
                                  Dennis Simmons, Executive Vice President

                              CONSUMER HEALTH NETWORK, INC.


                              by: /s/ John F. O'Connor
                                  ------------------------------------
                                  John F. O'Connor


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